EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-101708, 333-66398, 333-74595, 333-67693, 333-43203, 333-21669, 333-21671, 033-94522, 033-60562, 033-48982, and 333-127914 on Form S-8 and Registration Statement Nos. 333-107135, 333-67942, 333-122827, and 333-127885, and 333-148632, on Form S-3 of our report dated  June 14, 2010, relating to the consolidated financial statements of Valence Technology, Inc. (which report expressed an unqualified opinion on the consolidated financial statements and included an explanatory paragraph concerning substantial doubt about the Company’s ability to continue as a going concern on those consolidated financial statements) for the years ended March 31, 2010 and 2009, and of our report on internal control over financial reporting as of March 31, 2010, appearing in this Annual Report on Form 10-K of Valence Technology, Inc.

/s/ PMB Helin Donovan, LLP

Austin, Texas
June 14, 2010